Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

October 13, 2025

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”), hereby agrees to sell up to an aggregate of $150,160,814.50 Closing Shares (as hereinafter defined) and/or Pre-Funded Warrants (as hereinafter defined) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Maxim Group LLC as placement agent (the “Placement Agent”). The purchase price to the Investors for the Securities (as hereinafter defined) will be determined based on negotiation between the Company, the Placement Agent and the Investors. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering. The parties shall take all steps required to ensure compliance, to the greatest extent possible, with Section 2.1 of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada (“OSC Rule 72-503”). For greater certainty, the Company and the Placement Agent agree that none of the Securities shall be distributed to residents of Canada under the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

ARTICLE I.

DEFINITIONS

1.1                                       Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Aboriginal Claim” shall have the meaning ascribed to such term in Section 3.1(vv)(i).

“Aboriginal Peoples” shall have the meaning ascribed to such term in Section 3.1(vv)(i).

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means 8:15 a.m. (New York City time) on the date of this Agreement.

“Base Prospectus” means the base prospectus included in the Registration Statement at the time of initial effectiveness thereof.

“Beneficial Ownership Limitation” shall be 4.99% (or, at the election of an Investor at Closing, 9.99%) of the number of Common Shares outstanding immediately after giving effect to the issuance of the Closing Securities on the Closing Date.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Canadian Disclosure Records” means, collectively, all of the documentation which has been filed by or on behalf of the Company during the two-year period preceding the date hereof on SEDAR+ with the Canadian Securities Commissions, pursuant to the requirements of applicable Canadian Securities Laws, including all material change reports (excluding any confidential material change report), prospectuses, financial statements and Technical Reports of the Company.

“Canadian Jurisdiction” means each of Alberta, British Columbia, New Brunswick, Ontario and Saskatchewan.

“Canadian Securities Commissions” means, collectively, the applicable securities commission or equivalent regulatory authority in each of the Canadian Jurisdictions.

“Canadian Securities Laws” means the applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the securities regulatory authorities in each of the Canadian Jurisdictions.

“CIRO” means the Canadian Investment Regulatory Organization.

“Closing” means the closing of the purchase and sale of the Closing Securities by the Investors as described in Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Investors’ obligations to pay the purchase price for the Closing Securities and (ii) the Company’s obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day (or third (3rd) Trading Day if this Agreement is executed after 4:00 p.m. (New York City time) but prior to 11:59 p.m. (New York City time)) following the date of this Agreement or at such earlier time as shall be agreed upon by the Placement Agent and the Company.

“Closing Securities” means the Closing Shares and Pre-Funded Warrants issued at Closing of the Offering.

“Closing Shares” or “Shares” means the Common Shares purchased by the Investors in the Offering.

“Commissions” means (i) the SEC and (ii) the Canadian Securities Commissions.

“Common Shares” means the common shares of the Company, with no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company Auditor” means the Company’s current independent registered accounting firm, Deloitte & Touche LLP, with offices located at 1601 Wewatta Street, Suite 400, Denver, CO 80203.

“Company Canadian Counsel” means Blake, Cassels & Graydon LLP, with offices located at 3500 - 1133 Melville Street, Vancouver, BC V6E 4E5.

“Company Mining Rights” means all mining concessions, claims, leases, licenses, permits, options, mines, millsites, tunnel sites, surface rights, access rights, water rights and other real property rights and interests to the extent related to the exploration for, exploitation, development, mining or production of minerals and all applications therefor, owned or controlled, in whole or in part, by the Company or the Subsidiaries.

“Company Nebraska Counsel” means Morrissey, Morrissey & Dalluge, with offices located at 177 South 3rd Street, P.O. Box 597, Tecumseh, NE 68450.

“Company U.S. Counsel” means Jones Day, with offices located at 901 Lakeside Avenue, Cleveland, OH 44114.

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, NY 10105.

“Elk Creek Project” means the Elk Creek Project located in southeast Nebraska.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) Common Shares, options, restricted share units or other equity awards to employees, consultants, contractors, advisors, officers or directors of the Company pursuant to any equity plan or arrangement duly adopted for such purpose by the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or any other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities (other than in connection with stock splits or combinations), (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company,

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provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within ninety (90) days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any issuance by a Subsidiary to the Company and (e) after forty-five (45) days after the Closing Date, the issuance of Common Shares pursuant to any advance under that certain Standby Equity Purchase Agreement, dated January 26, 2023, as amended, by and between the Company and YA II PN, Ltd. (the “SEPA”).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“General Disclosure Package” means the Base Prospectus, as amended and supplemented by the most recently filed Preliminary Prospectus immediately prior to the Applicable Time, any Permitted Free Writing Prospectuses issued at or prior to the Applicable Time, and the information included on Schedule I hereto, all considered together.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed for borrowed money in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others in excess of $50,000, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than restrictions imposed by operation of applicable securities laws).

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors, in the form of Exhibit A attached hereto.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided that a change in the market price or trading volume of the Common Shares alone and not as a result of any of (i), (ii) or (iii) above, shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

“Material Properties” means the property located near Elk Creek, Nebraska on which the Company is executing the Elk Creek Project as described in the Registration Statement, the General

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Disclosure Package, and the Prospectus.

“NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects adopted by the Canadian Securities Administrators.

“Offering” means the offer of up to an aggregate of $9.34 Closing Shares and/or Pre-Funded Warrants directly to the Investors through the Placement Agent.

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.2(d).

“Permitted Lien” means any Lien (i) for taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established on the most recent consolidated balance sheet included in the Company’s financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business and which relate to obligations not due or delinquent, or the validity of which are being contested in good faith by appropriate proceedings and as to which reserves have been established on the most recent consolidated balance sheet included in the Company’s financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, (iii) which is disclosed on the most recent balance sheet included in the balance sheet or notes thereto or securing liabilities reflected on such balance sheet, (iv) which is incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations (including letters of credit in lieu of any such bonds or to support the issuance thereof), (v) which is any zoning, building or other similar code or regulation not violated by the current use or occupancy of any assets to which they relate in the business of the Company and the Subsidiaries as currently conducted, (vi) which constitutes any easement, right-of-way, covenant, restriction or other similar matters affecting title to the owned real property and leased real property that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use, occupancy, and operation of the assets to which they relate in the business of the Company as currently conducted, (vii) which is a Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff, or similar rights, (viii) which is a Lien arising by operation of law for amounts not yet due, or (ix) which is any interest or title of a lessor under any leases or subleases entered into by the Company in the ordinary course of business.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means the pre-funded Common Share purchase warrants, in the form of Exhibit B attached hereto, each exercisable into one (1) Common Share at an exercise price of $0.0001, subject to adjustment as provided by their terms, delivered to any Investor that determines, in its sole discretion, that such Investor (together with such Investor’s Affiliates, and any Person acting as a group together with such Investor or any of such Investor’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Investor may otherwise choose.

“Pre-Funded Warrant Shares” means the Common Shares issuable upon exercise of the

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Pre-Funded Warrants.

“Preliminary Prospectus” means the preliminary prospectus supplement relating to the Closing Securities and filed with the SEC pursuant to Rule 424(b), together with the Base Prospectus and any Permitted Free Writing Prospectus.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened.

“Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Closing Securities and filed with the SEC pursuant to Rule 424(b).

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form S-3ASR (File No. 333-290837) with respect to the Closing Securities, each as amended as of the date hereof, including all exhibits filed with or incorporated by reference into such registration statement, and includes any Rule 462(b) Registration Statement and the information contained in the Prospectus and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement at the time it became effective.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Closing Securities, which was filed with the SEC on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the SEC pursuant to the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Closing Securities and the Pre-Funded Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“S-K 1300” means subpart 1300 of Regulation S-K.

“Subsidiary” means any subsidiary (as defined in Rule 405 under the Securities Act) of the Company.

“Technical Report” has the meaning ascribed to that term in NI 43-101.

“Technical Report Summary” means the technical report summary prepared in accordance with the requirements of S-K 1300, titled “Technical Report Summary, Elk Creek Project, Nebraska,” with an effective date of June 30, 2022 and filed with the Commission as an exhibit to

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the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQX or OTCQB (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, and the Lock-Up Agreements.

“Transfer Agent” means Computershare Investor Services Inc., with offices located at 510 Burrard Street, 3rd Floor, Vancouver, BC V6C 3B9, and any successor transfer agent of the Company.

ARTICLE II.

AGREEMENT TO ACT AS PLACEMENT AGENT

2.1                                       Best Efforts Basis. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities in the Offering, with the terms of the Offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its Affiliates be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Closing Securities shall be made at one closing, unless otherwise agreed by the parties (the “Closing”). The Closing of the issuance of the Closing Securities shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Closing Securities directly to the account designated by the Placement Agent and the Placement Agent shall electronically deliver such Closing Securities to the applicable Investor and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company.

2.2                                       Compensation. As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of the Closing Securities at the Closing of the Offering.

2.3                                       Intentionally omitted.

2.4                                       Deliveries. The Company shall deliver or cause to be delivered to the Placement Agent the following:

(i)                          At the Closing Date, (A) a legal opinion of Company U.S. Counsel addressed to the Placement Agent in form and substance reasonably satisfactory to the Placement Agent, (B) a legal opinion of Company Canadian Counsel addressed to the Placement Agent in form and

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substance reasonably satisfactory to the Placement Agent and (C) a title opinion, dated on or prior to the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, from Company Nebraska Counsel as to title matters in respect of the Material Properties;

(ii)                       On the Closing Date, a cold comfort letter, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent, from the Company Auditor, dated as of the date of this Agreement;

(iii)                    On the Closing Date, a certificate executed by an officer of the Company, in form and substance reasonably satisfactory to the Placement Agent;

(iv)                     On the Closing Date, a certificate executed by the Chief Operating Officer of the Company, in form and substance reasonably satisfactory to the Placement Agent;

(v)                        On the Closing Date, a certificate executed by the Corporate Secretary of the Company, in form and substance reasonably satisfactory to the Placement Agent; and

(vi)                     Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements.

2.5                                       Company Covenants Related to Closing. The Company covenants and agrees with the Placement Agent that the Company shall not proceed with a Closing unless the following conditions have been met:

(i)                          the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)                       all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii)                    the delivery by the Company of the items required by Section 2.4 of this Agreement to be delivered at or prior to the date in question;

(iv)                     the Registration Statement shall be effective on the Execution Date and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the SEC, and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of the Placement Agent;

(v)                        the Company shall have submitted any required Listing of Additional Shares notification forms with the Trading Market and shall have received no objection from the Trading Market; and

(vi)                     subsequent to the Execution Date and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change, not set forth in or contemplated in the Registration Statement, the General Disclosure Package, and the Prospectus, in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement,

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the General Disclosure Package, and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Affiliate of the Company before or by any court or federal, state, or provincial commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus; (iii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, nor shall it have entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, in each case except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus; (iv) the Company shall not have paid or declared any dividends or other distributions of any kind on any class of its shares; (v) the Company shall not have altered its method of accounting in any material respect from that used in the preparation of the latest audited financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, and (vi) the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act, and neither the Registration Statement, the General Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the General Disclosure Package and Prospectus, in the light of the circumstances under which they were made, not misleading.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                                       Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent as of the Execution Date and as of the Closing Date, as follows:

(a)                Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the Registration Statement, the General Disclosure Package, and the Prospectus. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, the Company owns, directly or indirectly, all of the equity interests of its Subsidiaries, free and clear of any Lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(b)                Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing

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or subsisting (with respect to jurisdictions that recognize the concept of good standing and subsisting) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which the Company is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)                No Conflicts. The execution, delivery and performance by the Company of this Agreement and all other Transaction Documents to which it is a party, the issuance and sale of the Closing Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles, as amended and as in effect on the date hereof (the “Articles”), or any Subsidiary’s certificate or articles of incorporation, articles, by-laws or other organizational or charter documents, or (ii) conflict with, violate, or, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal, state and provincial securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(e)                Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party, other than: (i) the filing with the SEC of the

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Registration Statement, the Preliminary Prospectus, the Prospectus and a Current Report on Form 8-K, (ii) the notice and/or applications to the principal Trading Market for the listing of the Shares, and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)                 Registration Statement. The Company has filed with the SEC the Registration Statement under the Securities Act, which became effective immediately upon filing on October 10, 2025 (the “Effective Date”), for the registration under the Securities Act of certain securities of the Company, including the Securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule, and the Prospectus will meet the requirements set forth in Rule 424(b). The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement. The Company has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth in the Registration Statement and the Prospectus. Any reference in this Agreement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus, shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus , the Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement or the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the SEC. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

(g)                Issuance of Securities. The Closing Securities are duly authorized. When issued and delivered to, and paid for by, the Investors in accordance with the terms of the Prospectus Supplement and any other agreement between the Company and the Investors, if any, the Closing Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. When issued and delivered to, and paid for by, the Investors in accordance with the terms of the Prospectus Supplement and any other agreement between the

11

Company and the Investors, if any, the Pre-Funded Warrants will be duly and validly issued, and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Pre-Funded Warrant Shares, when issued and delivered upon exercise of the Pre-Funded Warrants and delivered by the Company against payment of the exercise price thereof in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized share capital the maximum number of Common Shares issuable pursuant to this Agreement and upon exercise of the Pre-Funded Warrants. The Closing Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Closing Securities has been duly and validly taken. The Closing Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(h)                Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus. The Company has not issued any share capital since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s equity plans, the issuance of Common Shares to employees pursuant to the Company’s employee share purchase plans, pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act, pursuant to the SEPA, and pursuant to the best-efforts registered direct offering that closed on September 19, 2025 and the best-efforts confidentially marketed public offering that closed on September 29, 2025. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or shares of capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or shares of capital stock of any Subsidiary. The issuance and sale of the Closing Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the

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outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable, and to the knowledge of the Company, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package, and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities, Blue Sky laws, or qualified for distribution in Canada under Canadian Securities Laws, or, based in part on the representations and warranties of the purchasers, exempt from such registration or prospectus requirements. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Closing Securities, other than in connection with the Required Approvals. There are no shareholder’s agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(i)                 SEC Reports; Canadian Disclosure Records; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the applicable Canadian Securities Laws for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such materials prior to the expiration of any such extension. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, (a) the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and (b) the Canadian Disclosure Records complied in all material respects with the requirements of applicable Canadian Securities Laws. The financial statements of the Company included in the Registration Statement, the General Disclosure Package, and the Prospectus comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the General Disclosure Package, and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act to be described in the Registration Statement or the Prospectus or to be filed with the SEC as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package, or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects

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and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal, state and provincial securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(j)                 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, except as specifically disclosed in the Registration Statement, the General Disclosure Package, the Prospectus or a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commissions, (iii) the Company has not altered its method of accounting in any material respect, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity plans and (vi) no officer or director of the Company has resigned from any position with the Company. The Company does not have pending before the Commissions any request for confidential treatment of information. Except for the issuance of the Closing Securities contemplated by this Agreement and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Unless otherwise disclosed in an SEC Report filed prior to the date hereof, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, the Company has not: (i) issued any securities (other than pursuant to the exercise of employee stock options under the Company’s equity plans, the issuance of Common Shares to employees pursuant to the Company’s employee share purchase plans, pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act, pursuant to the SEPA, and pursuant to the best-efforts confidentially marketed public offering that closed on July 18, 2025, the best-efforts registered direct offering that closed on September 19, 2025, and the best-efforts confidentially marketed public offering that closed on September 29,

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2025) or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its share capital.

(k)                Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the other Transaction Documents to which the Company is a party or the Closing Securities or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commissions involving the Company or any current or former director or officer of the Company. The Commissions have not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under Canadian Securities Laws, the Exchange Act or the Securities Act.

(l)                 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, in each case, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all U.S. federal, state, provincial, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)              Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state, provincial and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

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(n)                Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package, and the Prospectus, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of Federal, State, provincial, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(o)                [Reserved]

(p)                Intellectual Property. Except where a failure thereof would not reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries own all rights in, or possess, or can acquire on reasonable terms, licenses to all copyrights, software, trade secrets, mask works, know-how, Internet domain names, trademarks, service marks, trade names, and other indicia of origin; and inventions (whether or not patentable), patents and patent rights (collectively, “Intellectual Property”) material to carrying on the businesses of the Company and its Subsidiaries, taken as a whole, as described in the Registration Statement, the General Disclosure Package, and the Prospectus. Neither the Company nor any Subsidiary has received any written correspondence relating to, or notice of, any misappropriation, infringement of or other violation of or conflict with the rights of others in any Intellectual Property, and to the knowledge of the Company there is no and has been no such misappropriation, infringement, violation or conflict and which misappropriation, infringement, violation or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written correspondence relating to or notice of any allegation that any Intellectual Property owned by or held for use by the Company is invalid or inadequate to protect the interest of the Company and the Subsidiaries, or any challenge to the Company’s or any Subsidiary’s ownership of any Intellectual Property, and to the knowledge of the Company there is no valid basis for any such allegation or challenge and which invalidity or inadequacy would have or may reasonably be expected to have a Material Adverse Effect.

(q)                Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s judgment, prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r)                 Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or

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such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including equity awards under any equity plan of the Company.

(s)                 Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and similar legislation in Canada that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commissions thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act and under applicable Canadian Securities Laws is recorded, processed, summarized and reported, within the time periods specified in the Commissions’ rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act and under applicable Canadian Securities Laws (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)                 Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Placement Agent’s compensation, as determined by FINRA. Except as disclosed to the Placement Agent prior to the Execution Date, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  any FINRA or CIRO member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA or CIRO member, within the twelve months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA or CIRO member or its affiliates, except as specifically disclosed to the Placement Agent prior to the Execution Date.

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(u)                Investment Company. The Company is not, and immediately after receipt of payment for the Closing Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)                Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)              Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the facilities of DTC or another established clearing corporation and the Company is current in payment of the fees of DTC (or such other established clearing corporation) in connection with such electronic transfer.

(x)                Application of Takeover Protections. There are no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles (or similar charter documents) or the laws of its province of incorporation or governing jurisdiction that is or could become applicable as a result of the Offering.

(y)                Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the SEC) contains all exhibits and schedules as required by the Securities Act. In reliance on and subject to the accuracy of the representations and warranties of the Placement Agent in Section 3.2 hereof, each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and did not at the time it became effective and, as amended or supplemented, if applicable, will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing representation shall not apply to statements in or omissions from the Registration Statement or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement. The Preliminary Prospectus, the Prospectus Supplement and the Prospectus, each as of its respective date, comply in all material respects with the Securities Act. The Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation shall not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use in the Prospectus. The General Disclosure Package as of the Applicable Time did

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not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each Permitted Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the General Disclosure Package, or the Prospectus, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation shall not apply to statements in or omissions from the General Disclosure Package or a Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use therein. The SEC Reports, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the General Disclosure Package or the Prospectus), in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the General Disclosure Package or the Prospectus, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the SEC. There are no documents required to be filed with the Commissions in connection with the transactions contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or applicable Canadian Securities Laws or (y) will not be filed within the requisite time period for their filing under the Securities Act, the Exchange Act, or Canadian Securities Laws, as applicable. There are no contracts or other documents required to be described in the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. For purposes of this Agreement, it is understood and agreed that the only information furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus and/or any Permitted Free Writing Prospectus is the information contained in the twelfth (Regulation M), fourteenth (Electronic Distribution), fifteenth (Electronic Distribution), and sixteenth (Certain Relationships) paragraphs under the caption “Plan of Distribution” in the Preliminary Prospectus and the Prospectus Supplement.

(z)                No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Closing Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)             Solvency. The Company has no knowledge of any facts or circumstances that are not set forth in the SEC Reports which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. The SEC Reports set forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to

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any Indebtedness.

(bb)            Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state, Canadian federal, provincial and local income and all foreign income and franchise tax returns required to be filed by the Company or such Subsidiary by any jurisdiction to which it is subject and (ii) has paid all taxes required to be paid except as would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have received no written claim from any taxing authority of any jurisdiction to the effect that such entities owe material amounts of unpaid taxes, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all taxes or other similar fees, assessments, or charges in the nature of taxes, including all federal, state, provincial, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, premium, property, windfall profits, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(cc)             Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the FCPA or the Corruption of Foreign Public Officials Act (Canada). The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA and the Corruption of Foreign Public Officials Act (Canada).

(dd)            Accountants. To the knowledge of the Company, the Company Auditor, who has expressed its opinion with respect to the Company's audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Exchange Act and applicable Canadian Securities Laws. Except with the preapproval of the audit committee of the Company in accordance with Sections 10A(h) and (i) of the Exchange Act, the Company Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(ee)             Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ff)               U.S. Real Property Holding Corporation. The Company believes that it is not and that it has never been a U.S. real property holding corporation within the meaning of Section 897 of

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the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Placement Agent’s request.

(gg)            Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh)            Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ii)               D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers, as applicable, prior to the Offering (as the same has been supplemented and/or updated, including orally, through such time) as well as in the Lock-Up Agreement provided to the Placement Agent is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(jj)               FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA, including, but not limited to, FINRA Rules 5110 and 5121) that is participating in the Offering. The Company will advise the Placement Agent and EGS if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Common Shares or Common Share Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(kk)            Officer’s Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Placement Agent or EGS shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

(ll)               Board of Directors. The Board of Directors is comprised of the persons disclosed in the SEC Reports. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market and applicable Canadian Securities Laws.

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(mm)        ERISA. Each “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter) (collectively, the “Employee Plans”) has been maintained in material compliance with its terms and the requirements of applicable law. An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). No Employee Plan is subject to Title IV of ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, no “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, since the date of any such determination that could cause the loss of such qualification.

(nn)            Equity Plans. Each stock option granted by the Company under the Company’s equity plans was granted (i) in accordance with the terms of the Company’s equity plans and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s equity plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo)            Cybersecurity.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, to the knowledge of the Company, (i)(a) there has been no security breach or other compromise of any of the information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology of the Company or any Subsidiary (collectively, “IT Systems and Data”) and (b) neither the Company nor any Subsidiary has been notified of, or has any knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) each of the Company and the Subsidiaries is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be excepted to have a Material Adverse Effect; and (iii) each of the Company and the Subsidiaries has implemented commercially reasonable backup and disaster recovery technology.

(pp)            [Reserved]

(qq)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, provincial, local and foreign laws relating to pollution or protection of human health (with respect to exposure to hazardous or toxic substances) or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or

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toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all legally-binding authorizations, codes, decrees, injunctions, judgments, licenses, orders, permits or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries (i) are not subject to any material contingent or other liability under Environmental Laws relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Laws and (ii) do not have any knowledge of, and have not received any written notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Company or its Subsidiaries or any of the Material Properties, or the assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company has no knowledge of any facts which could reasonably be expected to give rise to any such claim or judicial or administrative proceeding and none of the Company, any Subsidiary, any of the Material Properties, or assets or operations thereof, is the subject of any investigation, evaluation, audit or review by any governmental authority, of which the Company or any of its Subsidiaries has received written notice, to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Hazardous Materials into the environment, except for compliance investigations conducted in the normal course by any governmental authority.

(rr)               Reporting Requirements. The Company is, and will be on the Closing Date, a reporting issuer in the Canadian Jurisdictions and is not on the list of defaulting reporting issuers maintained by any Canadian Securities Commission that maintains such a list; the Company is in compliance, in all material respects, with its continuous and timely disclosure obligations under Canadian Securities Laws and has filed all documents required to be filed by it with the Canadian Securities Commissions under applicable Canadian Securities Laws; the Company has not filed any confidential material change reports with any of the Canadian Securities Commissions that remain confidential at the date hereof; and the Company has filed a current Technical Report in each of the Canadian Jurisdictions prior to the date of this Agreement.

(ss)              Valid Partnership. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the partnerships and joint venture agreements to which the Company or any of its Subsidiaries is a party, has been duly authorized, executed and delivered by the Company or such Subsidiary and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

(tt)               Real Property and Company Mining Rights.

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(i) The Elk Creek Project is the only resource project currently material to the Company in which the Company or its Subsidiaries have an interest. The disclosure of the Company Mining Rights of the Company and its Subsidiaries in the Registration Statement and Prospectus constitute an accurate description in all material respects of the Elk Creek Project and all material Company Mining Rights held by the Company and its Subsidiaries, no other property or assets are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, and the Company does not know of any claim or the basis for any claim, that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the right thereof to use, transfer or otherwise explore for, develop and mine mineral deposits with respect to such Company Mining Rights. All exploration and development operations by the Company on the Material Properties have been conducted in all material respects in accordance with good exploration, development and engineering practices and all applicable laws pertaining to workers’ compensation and health and safety and workplace laws, regulations and policies have been complied with in all material respects.

(ii) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (A) the Company and each of the Subsidiaries has good and marketable fee title (or the equivalent in any applicable foreign jurisdiction), free and clear of all Liens (other than Permitted Liens), to all of its owned real property, except as set forth on in the Registration Statement, the General Disclosure Package, and the Prospectus, and good and valid leasehold title, free and clear of all Liens (other than Permitted Liens), to all of its leased property, except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, pursuant to leases with third parties which are in full force and effect and enforceable in accordance with their respective terms against the Company or its applicable Subsidiary (as the case may be) and, to the knowledge of the Company, each of the other parties thereto, except, in each case, (x) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (z) insofar as indemnification and contribution provisions may be limited by applicable law, (B) there are no existing (or to the knowledge of the Company, threatened in writing) expropriation or condemnation proceedings or plans with respect to any such real property, (C) with respect to all such leased real property, the Company and each of the Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, is in compliance with all material terms and conditions of each lease therefor, and neither the Company nor any of the Subsidiaries has received any written notice of default thereunder which is outstanding and remains uncured beyond any applicable period of cure, (D) the Company and each of the Subsidiaries enjoy quiet possession of the leased property, free and clear of all Liens (other than Permitted Liens) and (E) except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, no consent, authorization or approval of, or notification to any landlord or tenant that is a counterparty to a leased real property is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii) The Company or the Subsidiaries have or have the option to acquire a 100% legal and beneficial ownership in and to the real property assets associated with the Elk Creek Project, as described in the Registration Statement, the General Disclosure Package, and the Prospectus, to the extent required to permit the use of land by the Company and Subsidiaries, and have or have the option to acquire the mineral interests that are required to exploit the development potential of the Elk Creek Project or Company Mining Rights, in each case as contemplated in the Registration Statement, the General Disclosure Package, and the Prospectus. The Company Mining Rights in

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the Elk Creek Project have been duly and validly located and recorded pursuant to the laws of the jurisdictions in which the Elk Creek Project is situate and include valid and subsisting mineral claims.

(iv) Except as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, (A) there are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect the Company’s or the Subsidiaries’ interest in the Elk Creek Project or Company Mining Rights in any material respect and to the knowledge of the Company, no such rights have been alleged or threatened, (B) the Company and its Subsidiaries do not have any responsibility or obligation to pay any commission, royalty, license, fee or similar payment to any person with respect to the property rights thereof, except where such fee or payment would not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate, (C) the Company Mining Rights are sufficient to permit the Company and the Subsidiaries to access, explore for, extract, exploit, remove, develop, mine, process and refine the mineral deposits, ore bodies and mineral inventories relating thereto as is currently conducted or anticipated to be conducted except those Company Mining Rights as are anticipated to be obtained in the ordinary course and consistent with the anticipated timing as set forth in the Registration Statement, the General Disclosure Package, and the Prospectus, (D) the Company and the Subsidiaries have all necessary Company Mining Rights, property rights, surface or access rights, water rights, rights of way, ingress and egress rights and other necessary rights and interests relating to the Elk Creek Project as are necessary for the conduct of the Company’s or the Subsidiaries’ current operations, and (E) to the knowledge of the Company, there are no restrictions imposed by any applicable law or by agreement which materially conflict with the proposed operation, exploration, and/or development of the Elk Creek Project.

(v) All mineral rights located in or on the lands of the Company and the Subsidiaries or lands pooled or unitized therewith, which have been abandoned by the Company or the Subsidiaries have been abandoned in compliance with all applicable laws in all material respects.

(uu)            Mineral Information.

(i) The Technical Report complied in all material respects with the requirements of NI 43-101 at the time of filing thereof and the Technical Report Summary complied in all material respects with the requirements of S-K 1300 at the time of filing thereof. All technical information set forth in the Registration Statement and Prospectus has been reviewed by the Company or independent consultants to the Company.

(ii) To the knowledge of the Company, the Company made available to the authors of the Technical Report and the Technical Report Summary, prior to the issuance thereof, for the purpose of preparing such reports, all material information requested by them, and to the knowledge of the Company, none of such information contained any misrepresentation at the time such information was so provided.

(iii) The Company is in compliance in all material respects with the provisions of NI 43-101 and S-K 1300, has filed all technical reports and all technical report summaries and made all disclosures required by S-K 1300, and there has been no material change of which the Company is or reasonably should be aware that would materially disaffirm or materially change any aspect of the Technical Report or the Technical Report Summary or that would require the filing of a new technical report under NI 43-101 or a new technical report summary in accordance with S-K 1300.

(vv)            Aboriginal Matters.

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(i) Neither the Company nor any Company Subsidiary has received any written notice of any claim, written assertion or written demand, whether proven or unproven, made in writing by any aboriginal peoples of the United States, including Native Americans, including any Tribes in Nebraska, and any group of aboriginal peoples, including Tribal Councils (collectively, “Aboriginal Peoples”), with respect to aboriginal title, aboriginal rights, treaty rights or any other aboriginal interest in land (any such claim, written assertion or written demand, an “Aboriginal Claim”) which would materially affect or materially impair the Company’s or any Subsidiary’s right, title or interest in the Elk Creek Project or Company Mining Rights. To the knowledge of the Company, no Aboriginal Claim is threatened by any Aboriginal Peoples which would materially affect or materially impair the Company’s or any Subsidiary’s right, title or interest in the Elk Creek Project or Company Mining Rights.

(ii) To the knowledge of the Company, there are no archaeological sites currently regulated by any federal, state, provincial, local, foreign or supranational government, any court, legislative, administrative, regulatory or other governmental agency, commission or authority on the Elk Creek Project.

3.2                                       Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to the Company as of the Execution Date and as of the Closing Date that (a) each potential Investor is a person that the Placement Agent reasonably believes is (a) an institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3), (7) and (12) under the Securities Act or (b) a “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act and, in each case, is sufficiently capable of evaluating the merits and risks of an investment in the Securities as a result of knowledge and experience in financial, investment and business matters; and (b) the Placement Agent delivered a copy of the Preliminary Prospectus to each potential Investor prior to the Applicable Time.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1                                       Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Investors complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as an Investor or the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Closing Securities other than the Prospectus, the Preliminary Prospectus, the Prospectus Supplement, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any amendment or supplement to the Registration Statement or the Prospectus to which the Placement Agent shall reasonably object in writing.

4.2                                       Federal Securities Laws.

(a)                Compliance. During the time when a prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Closing Securities in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Closing Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which,

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in the opinion of counsel for the Company or counsel for the Placement Agent, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Placement Agent promptly and prepare and file with the SEC, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b)                Filing of Final Prospectus Supplement. The Company will file the Prospectus Supplement (in form and substance satisfactory to the Placement Agent) with the SEC pursuant to the requirements of Rule 424.

(c)                Exchange Act Registration. For a period of three (3) years from the Execution Date, the Company will use its best efforts to maintain the registration of the Common Shares under the Exchange Act. Except in connection with a bona fide strategic transaction, the Company will not deregister the Common Shares under the Exchange Act without the prior written consent of the Placement Agent.

(d)                Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Closing Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Placement Agent. Any such issuer free writing prospectus consented to by the Placement Agent is set forth on Schedule I hereto and is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely SEC filing where required, legending and record keeping.

4.3                                       Delivery to the Placement Agent of Prospectuses. The Company will deliver to the Placement Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act such number of copies of the Prospectus as the Placement Agent may reasonably request and deliver to the Placement Agent, upon request, two original copies of the executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

4.4                                       Effectiveness and Events Requiring Notice to the Placement Agent. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until nine (9) months from the Execution Date and will notify the Placement Agent and holders of the Pre-Funded Warrants immediately and confirm the notice in writing: (i) of the effectiveness of any amendment to the Registration Statement; (ii) of the issuance by the SEC of any stop order with respect to the Registration Statement or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Closing Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the submission to the SEC for filing of any amendment or supplement to the Registration Statement or Prospectus, except for an amendment or supplement resulting from the filing of an annual report; (v) of the receipt of any comments or request for any additional information from the SEC; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Prospectus, or the Prospectus Supplement untrue or that requires the making

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of any changes in the Registration Statement, the Prospectus, or the Prospectus Supplement in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the SEC or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5               Review of Financial Statements. For a period of three (3) years from the Execution Date, the Company, at its expense, shall cause its regularly engaged independent registered public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information; provided, however, that the foregoing shall only be applicable if the Company has a class of securities registered pursuant to Section 12(b) of the Exchange Act and is required to file reports with the SEC pursuant to the Exchange Act.

4.6               General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering with the SEC (including the Pre-Funded Warrant Shares); (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA, if any; (c) all fees and expenses relating to the listing of such Closing Shares and Pre-Funded Warrant Shares on the Trading Market; (c) all fees, expenses and disbursements relating to the registration or qualification of such Closing Securities under any foreign jurisdictions as the Placement Agent may reasonably designate; (d) the costs of all mailing and printing copies of the Registration Statement, and all amendments, supplements and exhibits thereto and as many copies of the Preliminary Prospectus and Prospectus as the Placement Agent may reasonably deem necessary; (e) the costs and expenses of the Company’s public relations firm, if any; (f) the costs of preparing, printing and delivering the Closing Securities; (g) fees and expenses of the Transfer Agent for the Closing Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (h) share transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Investors; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and placement agents; (k) the reasonable and documented fees, costs and disbursements of counsel to the Placement Agent, which shall be limited to, $100,000; and (l) the costs associated with the Placement Agent’s actual “road show” expenses for the Offering. The Placement Agent may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent. The maximum amount of reimbursable expenses to be paid by the Company to the Placement Agent shall be $100,000.

4.7               Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.8               Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by applicable Canadian Securities Laws or the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.9               Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Placement Agent) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under

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the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Closing Securities.

4.10           Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11           Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Execution Date. The Placement Agent acknowledge that the Company Auditor is acceptable to the Placement Agent.

4.12           FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA, as applicable) if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of the Placement Agent.

4.13           No Fiduciary Duties. The Company acknowledges and agrees that the Placement Agent’s responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Placement Agent nor its affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. The Company further acknowledges and agrees that the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and the Placement Agent may have interests that differ from those of the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

4.14           Pre-Funded Warrant Shares. If all or any portion of a Pre-Funded Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Pre-Funded Warrant Shares or if the Pre-Funded Warrant is exercised via cashless exercise, the Pre-Funded Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Pre-Funded Warrant Shares) is not effective or is not otherwise available for the sale of the Pre-Funded Warrant Shares, the Company shall immediately notify the holders of the Pre-Funded Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Pre-Funded Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Pre-Funded Warrant Shares in compliance with applicable federal and state securities laws).

4.15           Board Composition and Board Designations. While the Company is subject to the Exchange Act, the Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the applicable listing requirements of the Trading Market and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

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4.16           Securities Laws Disclosure; Publicity. At the request of the Placement Agent, by 9:00 a.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Placement Agent shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor the Placement Agent shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Placement Agent, or without the prior consent of such Placement Agent, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Except as required by applicable law or Trading Market listing rules, the Company will not issue press releases or engage in any other publicity, without the Placement Agent’s prior written consent, which consent may not reasonably be withheld, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business and any releases or announcements as may be required by law.

4.17           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Closing Securities.

4.18           Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Pre-Funded Warrant Shares pursuant to the exercise of the Pre-Funded Warrants.

4.19           Listing of Common Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall take such actions as required by the Trading Market to secure the listing of the Closing Shares and Pre-Funded Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Closing Shares and Pre-Funded Warrant Shares, and will take such other action as is necessary to cause all of the Closing Shares and Pre-Funded Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.20           Subsequent Equity Sales.

(a)                From the date hereof until November 28, 2025, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents.

(b)                From the date hereof until November 28, 2025, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents (or a combination of units thereof)

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involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled. The Placement Agent shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)                Notwithstanding the foregoing, this Section 4.20 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance (provided, however, that any advance under the SEPA after forty-five (45) days after the Closing Date shall be an Exempt Issuance). Notwithstanding the foregoing, the Placement Agent, in their sole discretion, may waive any of the provisions of this Section 4.20.

4.21           Research Independence. The Company acknowledges that the Placement Agent’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Placement Agent’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.22           Reserved.

4.23           Canadian Securities Laws. The Placement Agent shall not offer and sell the Securities in such a manner that is inconsistent with the requirements of OSC Rule 72-503 or so as to require registration thereof or the filing of a registration statement or a prospectus or similar document in any jurisdiction of Canada, including, directly or indirectly, make any offers or sales of the Securities: (A) to any person or company whom, to the Placement Agents’ knowledge, is (i) resident or located in a jurisdiction of Canada or (ii) acquiring the Securities for the benefit of another person or company resident or located in a jurisdiction of Canada, or (B) on any “marketplace” (as such term is defined in National Instrument 21-101 – Marketplace Operation) in Canada.

4.24           Right of First Refusal. Until November 14, 2025, the Company grants the Placement Agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or convertible debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent,

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advisor, finder or other Person or entity in connection with such offering during such period of the Company, or any successor to or any subsidiary of the Company; provided, however, that if the Company retains a bulge bracket bank (i.e., Citibank, Credit Suisse, JPMorgan, Morgan Stanley, Bank of America, UBS, Jefferies, Deutsche Bank or Goldman Sachs) to lead such offering, then the Placement Agent shall be offered the right to participate as joint book runner or joint agent with a minimum of twenty percent (20%) economics with respect to such offering. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Placement Agent. Such offer shall be made in writing in order to be effective. The Placement Agent shall notify the Company within five (5) calendar days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If the Placement Agent should decline such retention, the Company shall have no further obligations to Maxim with respect to the offering for which it has offered to retain the Placement Agent, except as otherwise provided for herein. For the sake of clarity, the Company may directly raise capital without contravening this right of first refusal so long as such the Company raises such capital without the assistance of a banker, finder or other financial intermediary. In addition, acknowledging prior relationships of the Company, any potential private placement of securities pursuant to Regulation D solely with Beemok Capital, GoGreen and/or GreenMet, or any of their parents, subsidiaries, or successor entities will not contravene this right of first refusal.

4.25           Tail Period. Upon Closing until December 31, 2025, if the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced to the Company by the Placement Agent, then the Company will pay to the Placement Agent upon the closing of such financing the cash compensation set forth in Section 2.2 herein.

4.26           Waiver of Subsequent Equity Sale Restriction. The Placement Agent hereby agrees to waive its rights pursuant to Section 4.20 of the Placement Agency Agreements, dated September 17, 2025 and September 26, 2025, respectively, each between the Company and the Placement Agent, with respect to the Closing.

ARTICLE V.

[INTENTIONALLY OMITTED]

ARTICLE VI.

INDEMNIFICATION

6.1               Indemnification of the Placement Agent. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Placement Agent, and each dealer selected by the Placement Agent that participates in the offer and sale of the Closing Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls the Placement Agent or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Placement Agent and the Company or between the Placement Agent and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act, applicable Canadian Securities Laws or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Prospectus, if any,

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the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Closing Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Closing Securities under the securities laws thereof or filed with the Commissions, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Placement Agent by or on behalf of the Placement Agent expressly for use in any Preliminary Prospectus, if any, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of the Placement Agent to the extent that any loss, liability, claim, damage or expense of the Placement Agent results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Closing Securities to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Closing Securities or in connection with the Registration Statement or the Prospectus.

6.2               Procedure. If any action is brought against the Placement Agent, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, the Placement Agent, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Placement Agent or such Selected Dealer, as the case may be) and payment of actual expenses. The Placement Agent, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Placement Agent (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Placement Agent, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3               Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Placement

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Agent, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Placement Agent by or on behalf of the Placement Agent expressly for use in such Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, the Placement Agent shall not be required to indemnify the Company for any amount in excess of the cash commissions paid to the Placement Agent applicable to the Closing Securities purchased by the Investors in the Offering.

6.4               Contribution.

(a)                Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act, applicable Canadian Securities Laws, or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and the Placement Agent, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Placement Agent, as incurred, in such proportions that the Placement Agent is responsible for that portion represented by the percentage that the cash fee paid to the Placement Agent in the Offering bears to the offering price paid by Investors and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of the Placement Agent or the Company, as applicable, and each Person, if any, who controls the Placement Agent or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Placement Agent or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, the Placement Agent shall not be required to contribute any amount in excess of the cash fee paid to the Placement Agent at Closing applicable to the Closing Securities purchased the Investors in the Offering.

(b)                Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the contributing party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly

34

notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act, applicable Canadian Securities Laws, or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1               Termination.

(a)                Termination Right. The Placement Agent shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of any Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State, Canadian or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Placement Agent’s opinion, make it inadvisable to proceed with the delivery of the Closing Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Placement Agent shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Placement Agent’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Closing Securities or to enforce contracts made for the sale of the Closing Securities.

(b)                Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Placement Agent its actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of the Placement Agents’ legal counsel, up to $20,000 in the aggregate (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c)                Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2               Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. For the avoidance of

35

doubt, the rights of the Placement Agent included in that certain letter agreement, dated April 10, 2025, by and between the Placement Agent and the Company, including the rights contained in Sections 6 and 7 thereof, remain in full force and effect.

7.3               Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4               Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Placement Agent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5               Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would result in the application of the law of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and

36

other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8               Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Closing Securities.

7.9               Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Placement Agent and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

7.14           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

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(Signature Pages Follow)

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If the foregoing correctly sets forth the understanding of the agreement between the Company and the Placement Agent, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement in accordance with its terms.

Very truly yours,

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark Smith
Name: Mark A. Smith
Title: President & CEO

Address for Notice:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112
Attention: Mark Smith
Neal Shah
Email: [***]
[***]

Copy to:

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
Attention: Andrew Thomas
Email: [***]

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

MAXIM GROUP LLC

By:	/s/ Larry Glassberg
Name: Larry Glassberg
Title: Co-Head of Investment Banking

Address for Notice:

300 Park Avenue, 16th Floor
New York, NY 10022
Attention: James Siegel, General Counsel
Email: [***]

Copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention: Matthew Bernstein, Esq.
Email: [***]

SCHEDULE I

None.

EXHIBIT A

Form of Lock-Up Agreement

FORM OF LOCK-UP AGREEMENT

October 13, 2025

Maxim Group LLC,

acting as placement agent:

Re:	Placement Agency Agreement, dated October 13, 2025, by and between NioCorp Developments Ltd. and Maxim Group LLC, acting as placement agent.

Ladies and Gentlemen:

The undersigned irrevocably agrees that, from the date hereof until 30 days following the date of the Placement Agency Agreement (the “Placement Agency Agreement”) to be entered into by and between NioCorp Developments Ltd. (the “Company”) and Maxim Group LLC (the “Placement Agent”), acting as placement agent (such period, the “Restriction Period”), relating to the proposed registered follow-on offering (the “Offering”) of the Company’s common shares, without par value (the “Common Shares”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate (as defined in the Placement Agency Agreement) of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Common Shares or securities convertible, exchangeable or exercisable into, Common Shares beneficially owned, held or hereafter acquired by the undersigned (the “Lock-Up Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The Placement Agent may consent to an early release from the Restriction Period if, in its sole and absolute discretion, the market for the Common Shares would not be adversely impacted by sales and in cases of financial emergency.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities, without the prior consent of the Placement Agent, provided that (1) the Placement Agent, receives a signed lock-up letter agreement (in the form of this letter agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (ii) through (vi) below, such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

v)	if the undersigned is a trust, to the beneficiary of such trust;

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vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; or

vii)	pursuant to a bona fide, third-party tender offer, amalgamation, consolidation or other similar transaction made to all holders of Common Shares and involving a Change of Control (as defined below) of the Company, provided that in the event that such a tender offer, merger, consolidation or other similar transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this letter agreement (for purposes of this letter agreement, “Change of Control” shall mean the consummation of any bona fide, third-party tender offer, amalgamation, consolidation or other similar transaction the result of which is that any person (as defined in Section 13(d)(3) of the Exchange Act) or group of persons becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the Company’s voting stock).

In addition, notwithstanding the foregoing, this letter agreement shall not restrict the delivery of Common Shares to the undersigned upon the (i) exercise or vesting of any options or other equity awards granted under any employee benefit plan of the Company; provided that any Common Shares or other Lock-Up Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this letter agreement, (ii) exercise of warrants; provided that such Common Shares delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this letter agreement, or (iii) exchange of shares of Class B common stock of Elk Creek Resources Corp.; provided that such Common Shares delivered to the undersigned in connection with such exchange are subject to the restrictions set forth in this letter agreement. In addition, notwithstanding anything to the contrary herein, this letter agreement shall not restrict transfers required to cover applicable exercise price or tax withholding obligations, including estimated taxes, in connection with the exercise or vesting of any options or other equity awards granted under any employee benefit plan of the Company, or upon exercise of warrants, or other similar taxable event, in each case on a “cashless” or “net exercise” basis.

Furthermore, the undersigned may enter into any new Plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) except for filings required to be made by the Company, such Plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such Plan during the Restriction Period and (ii) no sale of Common Shares are made pursuant to such Plan during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this letter agreement is a material inducement to the Placement Agent to perform under the Placement Agency Agreement and that the Placement Agent and the Company (which shall be a third-party beneficiary of this letter agreement) shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this letter agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Placement Agency Agreement ..

This letter agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Placement Agent, and the undersigned. This letter agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws that would result in the application of the law of any other jurisdiction. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this letter agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Placement Agency Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this letter agreement does not intend to create any relationship between the undersigned and the Placement Agent and that no issuance or sale of the Common Shares is created or intended by virtue of this letter agreement.

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This letter agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Placement Agent in writing, prior to the execution of the Placement Agency Agreement, that it has determined not to proceed with the Offering, (ii) the executed Placement Agency Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (iii) October 22, 2025, in the event that the Placement Agency Agreement has not been executed by such date.

This letter agreement shall be binding on successors and assigns of the undersigned with respect to the Lock-Up Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Placement Agent.

This letter agreement is intended for the benefit of the undersigned and the Placement Agent and their respective successors and permitted assigns and is not for the benefit of, nor may, any provisions hereof be enforced by, any other person, except for the Company, which is a third-party beneficiary of this letter agreement.

*** SIGNATURE PAGE FOLLOWS***

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Very truly yours,

Signature

Print Name

Position in Company, if any

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EXHIBIT B

Form of Pre-Funded Warrant

PRE-FUNDED COMMON SHARE PURCHASE WARRANT

NIOCORP DEVELOPMENTS LTD.

Warrant Shares: [___]	Issuance Date: October [___], 2025

THIS PRE-FUNDED COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [___] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”), up to [___] Common Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.                             Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the bid price of the Common Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Common Shares are not then listed or quoted on a Trading Market and are listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Canada or any day on which banking institutions in the State of New York or Province of British Columbia are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, without par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agency Agreement” means the placement agency agreement, dated as of [___], 2025, by and among the Company and Maxim Group LLC as placement agent, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Shares are traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Investor Services Inc., with offices located at 150 Royal Street, Canton, MA 02021, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Common Shares are not then listed or quoted on a Trading Market and are listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX, and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means this Warrant and other Common Share purchase warrants of the same series issued by the Company pursuant to the Placement Agency Agreement.

Section 2.                              Exercise.

a)                   Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. The Holder shall not be required to deliver the original Warrant in order to effect an exercise, nor shall any ink-original or medallion guarantee (or other type of guarantee or notarization) with respect to any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                   Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Warrant Share under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c)                   Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the highest Bid Price of the Common Shares on the principal Trading Market as reported by Bloomberg within two (2) hours of the time of the Holder’s delivery of the Notice of Exercise pursuant to Section 2(a) hereof if such Notice of Exercise is delivered during “regular trading hours,” or within two (2) hours after the close of “regular trading hours” on a Trading Day or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is delivered pursuant to Section 2(a) hereof after two (2) hours following the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and that for purposes of Rule 144 under the Securities Act the holding period of the Warrant Shares being issued may be tacked onto the exercising Holder’s holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d)	Mechanics of Exercise.

i.                            Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with the Depository Trust Company (“DTC”) through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Transfer Agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of (A) the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise together with the aggregate Exercise Price (other than in the case of a cashless exercise) and (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company (other than in the case of a cashless exercise) (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Shares on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Placement Agency Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) the first Trading Day after the Initial Exercise Date and such Trading Day shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

ii.                        Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.                     Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.                    Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v.                       No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If, upon the exercise of this Warrant, the Holder would be entitled to receive a fractional interest in a Warrant Share, the Company will, upon exercise, round down to the nearest whole number of Warrant Shares to be issued to the Holder.

vi.                    Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.                 Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)	Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, and any such attempted exercise shall be void and of no effect, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates and any other Persons whose beneficial ownership of the Common Shares would or could be aggregated with the Holder’s for purposes of Section 13(d) (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be [4.99 / 9.99]% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. In the event that the issuance of Common Shares to the Holder upon exercise of this Warrant results in the Holder, together with the Attribution Parties, collectively being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the aggregate Beneficial Ownership of the Holder and its Attribution Parties exceeds such limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares and the Holder shall return the Excess Shares to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.                              Certain Adjustments.

a)                   Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of Common Shares any securities of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                   Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)                   Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Shares (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Shares, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Common Share as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d)                   Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger, amalgamation, arrangement or consolidation of the Company with or into another Person, (ii) the Company and its Subsidiaries, taken as a whole, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Shares or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger, amalgamation or arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding Common Shares or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the same amount and kind of securities, cash or property (the “Alternate Consideration”) as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitation in Section 2(e) on the exercise of this Warrant (the “Fundamental Transaction Rights”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein; provided, however, that to the extent that the Holder’s right to participate in any such Fundamental Transaction Rights would result in the Holder and its Attribution Parties, collectively, beneficially owning in excess of the Beneficial Ownership Limitation of the Common Shares that would be issued and outstanding following receipt of such Fundamental Transaction Rights (such excess amount of Common Shares, the “Excess Fundamental Transaction Rights”), then the Holder shall not be entitled to participate in such Fundamental Transaction Rights to the extent of the Excess Fundamental Transaction Rights (and shall not have the right to acquire such Excess Fundamental Transaction Rights). The Excess Fundamental Transaction Rights shall be held in abeyance for the benefit of the Holder until such time or times as (1) its right to receive some or all of the Excess Fundamental Transaction Rights would not result in the Holder and its Attribution Parties beneficially owning Common Shares in excess of the Beneficial Ownership Limitation and (2) the Holder so certifies in writing to the Company and specifies the number of shares of Common Shares it is able to receive without exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted that portion of the Excess Fundamental

Transaction Rights (and any Excess Fundamental Transaction Rights granted, issued or sold on such initial Fundamental Transaction Rights or on any subsequent Fundamental Transaction Rights to be held similarly in abeyance) to the same extent as if there had been no such limitation. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(d) regardless of whether the Company has sufficient authorized Common Shares for the issuance of Warrant Shares.

e)	Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.
f)	Notice to Holder.

i.                    Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.                 Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any securities of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined below) of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.                              Transfer of Warrant.

a)                   Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto properly completed and duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                   New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                               Miscellaneous.

a)                   No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)                   Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c)                   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)                   Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)                    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by provincial, state and federal securities laws.

g)                   Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the

Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses, including, but not limited to, reasonable attorneys’ fees, excluding those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                   Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 7000 South Yosemite Street, Suite 115, Centennial, Colorado, 80112, Attention: Neal Shah, email address: [***], or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i)                    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                   Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

m)                 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NIOCORP DEVELOPMENTS LTD.

By:
Name:
Title:

NOTICE OF EXERCISE

To:       NIOCORP DEVELOPMENTS LTD.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]
Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address: